   As filed with the Securities and Exchange Commission on September 30, 1997

                                                Registration No. _______________

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                    TeleServices International Group Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


          Florida                                       59-2773602
--------------------------------------------------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)


100 Second Avenue South, Suite 1000, St. Petersburg, Florida            33701
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                             (Zip Code)



         Employee Benefit and Consulting Services Compensation Plan
--------------------------------------------------------------------------------
                          (Full title of the plan)


         Robert P. Gordon, 100 Second Avenue South, Suite 1000, St.
                           Petersburg, Florida 33701
--------------------------------------------------------------------------------
                    (Name and address of agent for service)


                               (813) 895-4410
--------------------------------------------------------------------------------
         (Telephone number, including area code, of agent for service)


                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                              Proposed maximum       Proposed maximum
Title of securities       Amount to be         offering price       aggregate offering         Amount of
 to be registered          registered             per share               price           registration fee (1)
------------------------------------------------------------------------------------------------------------------
   Common Stock,           6,400,000              $2.15625            $13,800,000.00           $4,181.82
 $.0001 Par Value  (2)
==================================================================================================================
      TOTALS               6,400,000                                  $13,800,000.00           $4,181.82
==================================================================================================================

(1) The fee with respect to these shares has been calculated pursuant to Rule 457(h)(1) and Rule 457(c) of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's common stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc. Electronic Bulletin Board.

(2) To be issued, at the sole discretion of the Registrant, as Direct Shares, or Shares underlying options granted to and to be granted, under the Registrant's Employee Benefit and Consulting Services Compensation Plan.

    The Exhibit Index begins on page 6 of the sequentially numbered copy of this Registration Statement that has 10 total pages.

                     REGISTRATION OF ADDITIONAL SECURITIES

         In accordance with General Instruction E of Form S-8, TeleServices International Group Inc. (the "Registrant") is registering additional shares of common stock pursuant to the Registrant's Employee Benefit and Consulting Services Compensation Plan (the "TSIG Plan"). The Registrant currently has an effective registration statement filed on Form S-8 relating to the TSIG Plan which registered securities of the same class as those being registered herewith, File No. 333-14271, filed with the Securities and Exchange Commission on October 16, 1996. On February 19, 1997, the Registrant filed a reoffer prospectus by means of a Post-Effective Amendment No. 1. The Registrant incorporates by reference into this registration statement the contents of its earlier registration statement on Form S-8 (File No. 333-14271), and the contents of its Post Effective Amendment No. 1, all of which are made a part hereof.

         The number of shares of common stock authorized to be issued under the TSIG Plan is 10,000,000. The prior registration statement filed on Form S-8 (File No. 333-14271) registered an initial 3,600,000 shares authorized to be issued under the TSIG Plan. The TSIG Plan was amended on September 22, 1997 to increase the number of shares authorized to be issued under the TSIG Plan from 3,600,000 shares to 10,000,000 shares. This registration statement registers the remaining 6,400,000 shares authorized to be issued under the TSIG Plan.


          ADDITIONAL INFORMATION IN SUPPLEMENT TO REOFFER PROSPECTUS

         The following information is being provided in supplement to the reoffer prospectus filed on February 19, 1997, by means of a Post-Effective Amendment No. 1 to Form S-8 (File No. 333-14271) (the "Reoffer Prospectus"), which Reoffer Prospectus is incorporated by reference herein.

         At the time the Reoffer Prospectus was filed, the names of all holders of "control securities" who intended to resell were not known by the Registrant. In accordance with General Instruction C.3.(a) of Form S-8, the names of additional persons are hereby being added to the Reoffer Prospectus as "Selling Security Holders." The following information shall serve as a supplement to the Reoffer Prospectus.

SELLING SECURITY HOLDERS

         As disclosed in the Reoffer Prospectus, Robert P. Gordon, Chairman and a Director of the Registrant, was granted options under the TSIG Plan: on October 4, 1996, Mr. Gordon was granted options to acquire 2,220,000 shares of Common Stock registered on Form S-8 and eligible for resale, at an exercise price of $.75 per share. Mr. Gordon has since exercised all of these options.

         Subsequent to the date the Reoffer Prospectus was filed, on September, 1997, Mr. Gordon was granted additional options to acquire 5,000,000 shares of common stock at an exercise price of $2.00 per share, which options are fully-vested and expire on September 30, 2000. The shares underlying these options are deemed eligible for resale pursuant to the Reoffer Prospectus.

         Presently, Robert P. Gordon beneficially owns or controls 14,443,042 shares of Common Stock of the Registrant. After completion of the offering of the 10,000,000 shares registered on both Form S-8 registration statements for the TSIG Plan, Mr. Gordon will beneficially own or control 55.77% of the Common Stock of the Registrant.

         For purposes of the Reoffer Prospectus, the "Selling Security Holders" shall also include Robert J. Conrads, a consult to the Registrant and a director of the Registrant's subsidiary, Visitors Services International Corp. (formerly Visitors Services, Inc.) ("VSI"). Robert J. Conrads has served as a consultant to the Registrant since October 1996, and as a director of the Registrant's subsidiary, VSI, since March 1996.

         On October 4, 1996 the Registrant granted Mr. Conrads options to acquire 325,000 shares of Common Stock of the Registrant. The options are fully-vested, are exercisable at an exercise price of $.75 per share, and expire October 3, 1999.

         Presently, Robert J. Conrads beneficially owns or controls 621,520 shares of Common Stock of the Registrant. After completion of the offering of the 10,000,000 shares registered on both Form S-8 registration statements for the TSIG Plan, Mr. Conrads will beneficially own or control 2.72% of the Common Stock of the Registrant.

         Because additional securities are being registered hereunder, by this supplement, Page 1 of the Reoffer Prospectus is changed to indicated that up to 7,815,000 shares of Common Stock are covered by the Reoffer Prospectus.

         The Registrant has determined that the remaining number of shares of common stock registered on Form S-8 with respect to the Registrant's Employee Benefit and Consulting Services Compensation Plan that may be offered for resale pursuant to the Reoffer Prospectus by persons unknown to the Registrant is up to 1,400,000 shares.

PLAN OF DISTRIBUTION

         With respect to the Reoffer Prospectus, all of the shares of common stock offered thereby are being sold or will be sold by the Selling Security Holders and may be offered privately or through the selling efforts of brokers or dealers unknown to the Registrant.

                                    EXHIBITS

   Exhibit No.              Description
   -----------              -----------
       5.3                  Opinion of Counsel, Futro & Associates, P.C. (1)

       23.8                 Consent of Counsel, Futro & Associates, P.C. (2)

       23.9                 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (1)

      23.10                 Consent of Joseph F. Morgan, Certified Public Accountant. (1)

--------------------------
(1)      Filed herewith.
(2) Included in Exhibit 5.3 to the Registrant's Registration Statement on Form S-8 filed herewith.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Petersburg, State of Florida, on September 30, 1997.


                                 TELESERVICES INTERNATIONAL GROUP INC.



                                 By:   /s/ Stephen G. McLean
                                    -------------------------------------------
                                       Stephen G. McLean, Chief Executive
                                       Officer, Director

                                 Date: September 30, 1997



     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



                                 By:   /s/ Stephen G. McLean
                                    -------------------------------------------
                                       Stephen G. McLean, Chief Executive
                                       Officer, Director


                                 Date: September 30, 1997



                                 By:   /s/ Robert P. Gordon
                                    -------------------------------------------
                                       Robert P. Gordon, Chairman, Director

                                 Date: September 30, 1997



                                 By:   /s/ Paul W. Henry
                                    -------------------------------------------
                                       Paul W. Henry, Secretary, Treasurer,
                                       Director

                                 Date: September 30, 1997



                                 By:   /s/ Raymond P. Wilson
                                    -------------------------------------------
                                       Raymond P. Wilson, Chief Financial
                                       Officer (principal accounting officer)

                                 Date: September 30, 1997

                                 EXHIBIT INDEX


   Exhibit No.              Description
   -----------              -----------
       5.3                  Opinion of Counsel, Futro & Associates, P.C. (1)

       23.8                 Consent of Counsel, Futro & Associates, P.C. (2)

       23.9                 Consent of Schumacher & Associates, Inc., Certified Public Accountants. (1)

      23.10                 Consent of Joseph F. Morgan, Certified Public Accountant. (1)


------------------
(1)      Filed herewith.
(2)      Included in Exhibit 5.3 filed herewith.